Exhibit 99.2

GENZYME CORPORATION

Solicitation of Consents to:

(1) the Proposed Amendment to the Indenture in Respect of any and all of Genzyme’s Outstanding

3.625% Senior Notes due 2015 and 5.000% Senior Notes due 2020 (together, the “Notes”)

(CUSIP Nos. 372917AP9, 372917AQ7, 372917AR5 and 372917AS3)

in consideration of payment by Genzyme of a Consent Fee of $2.50 per $1,000 principal amount of Notes

and

(2) the release of the guarantee of the Notes by Genzyme Europe B.V.

in consideration of an irrevocable guarantee of the Notes by Sanofi

The Solicitation (as defined below) will expire at 5:00 p.m., New York City time on June 17, 2011 (or such date and time, as Genzyme may extend it from time to time, the “Expiration Date”). Genzyme may, in its sole discretion, terminate or amend the Solicitation at any time.

Holders must deliver their Consents in the matter described below on or prior to the Expiration Date to be given effect. Consents delivered may be revoked at any time prior to the Effective Time.

Upon the terms and subject to the conditions set forth in the consent solicitation statement and prospectus, dated May 24, 2011 (as it may be amended or supplemented from time to time, the “Statement”), and the accompanying consent form (the “Consent Form”), Genzyme is soliciting (the “Solicitation”) consents (the “Consents”) from the Holders of the Notes to (1) certain amendments (the “Proposed Amendment”) to the Indenture in consideration of the payment by Genzyme of a consent fee of $2.50 per $1,000 principal amount of Notes (the “Consent Fee”) with respect to which Consents are properly delivered and not validly revoked and (2) the release of the guarantee of the Notes by Genzyme Europe B.V. (the “B.V. Guarantee”) in consideration of an irrevocable guarantee of the Notes by Sanofi (the “Sanofi Guarantee”). Genzyme’s obligation to pay the Consent Fee and Sanofi’s obligation to issue the Sanofi Guarantee are contingent upon, among other things, receipt of the Requisite Consents. The Consent Fee will be paid promptly following the satisfaction or waiver, where possible, of the conditions described in the Statement.

May 24, 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Genzyme Corporation (“Genzyme”), a Massachusetts corporation and a wholly owned subsidiary of Sanofi, a French société anonyme (“Sanofi”), is soliciting Consents from the Holders of the Notes to (i) the Proposed Amendment to the Indenture governing the Notes in consideration of the payment by Genzyme of the Consent Fee with respect to which Consents are properly delivered and not validly revoked and (2) the release of the B.V. Guarantee in consideration of the issuance by Sanofi of the Sanofi Guarantee. The Statement and the Consent Form are being furnished to you as the holder of the Notes. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Statement.

Each Holder of the Notes has the option to consent to the Proposed Amendment and the release of the B.V. Guarantee. In the Solicitation, Genzyme is seeking Consents to all of the Proposed Amendment and the release of the B.V. Guarantee as a single proposal. Accordingly, a Consent purporting to consent to only a portion of the Proposed Amendment, or to the Proposed Amendment and not the release of the B.V. Guarantee, or vice versa, will not be valid and the delivery of a Consent by a Holder is the delivery of a Consent to all of the Proposed Amendment and the release of the B.V. Guarantee. The Proposed Amendment will be set forth in a supplemental indenture to the Indenture for the Notes that will be executed by Genzyme and the Trustee promptly following receipt of the Requisite Consents.

Assuming satisfaction of all conditions to the Solicitation, promptly following the Effective Time, (i) Sanofi intends to issue the Sanofi Guarantee and (ii) Genzyme intends to pay the Consent Fee to each Holder that validly delivered a properly completed and executed Consent Form prior to the Expiration Date, provided such Consent is not validly revoked prior to the Effective Time. Genzyme intends to make payment of the Consent Fee by deposit of the Consent Fee with the Paying Agent, which will receive payments from Genzyme and transmit such payments to each Holder that validly delivered a properly completed and executed Consent Form prior to the Expiration Date, provided such Consent is not validly revoked prior to the Effective Time. The Paying Agent is expected to make payment to each direct participant (“DTC Participant”) in The Depository Trust Company (“DTC”) who has delivered a Consent Form on or prior to the Expiration Date, and such DTC Participant should distribute the Consent Fee to the beneficial owners of the Notes on whose behalf such DTC Participant delivered a Consent in accordance with this Solicitation in accordance with its procedures.

Only Consents validly delivered and not properly revoked prior to the Effective Date will be effective. The approval of the Proposed Amendment and the release of the B.V. Guarantee require the consent of the holders of not less than a majority in aggregate principal amount of each series of the outstanding Notes.

YOUR PROMPT ACTION IS REQUESTED. GENZYME URGES YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. THE SOLICITATION WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON JUNE 17, 2011, UNLESS THE SOLICITATION IS EXTENDED BY GENZYME, AT ITS SOLE DISCRETION.

Holders who wish to deliver a Consent should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, overnight courier or by facsimile (in each case, with an original delivered subsequently) to the Tabulation Agent at its address or facsimile number set forth on the back cover of the Statement in accordance with the instructions contained in the Statement and the Consent Form. Genzyme shall have the absolute right in its sole discretion to determine whether any purported Consent satisfies the requirements of the Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent.

For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Statement;

2.	A letter that you may send to your clients for whose accounts you hold the Notes registered in your name or in the name of your nominee; and

3.	The Consent Form for your use and for the information of your clients.

Genzyme will bear all the costs of the Solicitation, including the fees and expenses of the Information Agent and the Tabulation Agent. Genzyme will pay the Trustee under the Indenture reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses. Genzyme will pay all other fees and expenses attributable to the Solicitation and the execution of the Proposed Amendment and the release of the B.V. Guarantee, other than expenses incurred by Holders or beneficial owners of Notes.

Holders of the Notes should carefully evaluate all information in the Statement and Consent Form, consult their own investment and tax advisors, and make their own decisions about whether to consent. Any questions related to the Statement or the Consent Form and requests for assistance may be directed to the Information Agent identified on and at its address and telephone number set forth on the last page of the Statement.

Additional copies of the enclosed materials may be obtained from the Information Agent by calling it at the number set forth on the last page of the Statement.

Very truly yours,

GENZYME CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF GENZYME, THE INFORMATION AGENT, THE TABULATION AGENT OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

Encls.

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